U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of report: March 7, 2002


                                 WHISTLER, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                  STATE OR OTHER JURISDICTION OF INCORPORATION)


                    000-30579                            52-2209378
                  ------------                       -------------------
                  (COMMISSION                         (I.R.S. EMPLOYER
                  FILE NUMBER)                       IDENTIFICATION NO.)

       12740 VIGILANTE ROAD, LAKESIDE, CA                   92040
     ----------------------------------------             ----------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                 (619)692-2176
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEMS 3 THROUGH 6 AND 8 NOT APPLICABLE.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ANUVU INCORPORATED/H2ERA, INC.

     H2Era, Inc.

     Stock Exchange Agreement. Whistler, Inc. (the "Company") and Norman Alvis, Sr. ("Alvis") entered into a stock exchange agreement dated November 16, 2001 (the "Stock Exchange Agreement"). Pursuant to the terms of the Stock Exchange Agreement, Alvis, the sole shareholder of H2 Era, Inc., a California corporation ("H2Era"), agreed to sell all of the issued and outstanding shares of H2Era held of record by Alvis to the Company. The Company agreed to issue 450,000 shares of its restricted common stock and to transfer 50,000 shares of free trading common stock to Alvis as consideration for the acquisition of H2Era. Pursuant to the further terms of the Stock Exchange Agreement, a settlement agreement was to be concurrently executed among the Company, Alvis and others, and an assignment agreement was to be concurrently executed.

     As of the date of this Report, the Company has issued 450,000 shares of its restricted common stock to Alvis and thus, H2Era is a wholly-owned subsidiary of the Company.

     Litigation. On February 2, 2002, Richard M. Glovin, d/b/a Law Offices of Richard M. Glovin ("Glovin"), filed a complaint for interpleader and injunctive relief against Alvis and the Company as defendants (the "Complaint"). The Complaint generally provides that (i) Glovin holds the corporate documents for H2Era and the Company's stock certificate for 50,000 shares; (ii) Glovin refuses to deliver the corporate documents for H2Era and the stock certificate to either defendant; and (iii) Alvis and the Company be ordered to interplead and litigate their respective rights to the corporate records of H2Era and the stock certificate.

     As of the date of this Report, management of the Company intends to enter into a settlement agreement and mutual general release with Alvis and Glovin pursuant to which (i) the Company will pay $209.00 to Glovin for costs of filing the lawsuit; (ii) the Company will stipulate to release of the stock certificate to Alvis; (iii) Alvis will stipulate to release of the corporate records of H2Era to the Company; (iv) Alvis and the Company will each forego any rights they may have against each other arising out of the lawsuit and other transactions between them; and (v) Glovin will dismiss the lawsuit with prejudice.

     Anuvu Incorporated

     Anuvu has developed and owns certain fuel cell technology including, but not limited to, the mass-produceable Carbon-X fuel cell technology and polymer formula technology, which is used in manufacturing the fuel cell (collectively, the "Fuel Cell Technology"). Anuvu and Cell Power had previously entered into a series of agreements pertaining to the Fuel Cell Technology. Moreover, Anuvu and PPC had previously entered into a royalty agreement pursuant to which Anuvu agreed to pay to PPC certain royalties on all fuel cell revenue that Anuvu generates. Certain differences and disputes had arisen between Anuvu and Cell Power concerning the rights and responsibilities under the various agreements and among Alvis, Anuvu, Cell Power and certain other individuals regarding alleged breaches of agency duties to Alvis as the majority shareholder of Cell Power (the "Disputes").

     Settlement Agreement. In accordance with the provisions of the Stock Exchange Agreement, the Company, Anuvu Incorporated, a California corporation ("Anuvu"), Cell Power, Inc., a New Hampshire corporation ("Cell Power"), H2Era, Plugless Power Corp., a New Hampshire corporation ("PPC"), Alvis and certain other individuals entered into a settlement agreement and mutual general release dated November 16, 2001 (the "Settlement Agreement").

     Pursuant to the provisions of the Settlement Agreement, each party agrees
(i) to settle and release all disputes and claims which exist or may exist in the future between them pertaining to the Disputes; and (ii) that all prior agreements between Anuvu and Cell Power were terminated and extinguished. The terms and provisions of the Settlement Agreement also provide that (i) Anuvu and H2Era shall enter into a license agreement in which Anuvu will license to H2Era its Fuel Cell Technology; and (ii) Cell Power and PPC shall assign all right, title and interest in the Royalty Agreement to H2Era in exchange for the assumption by H2Era of all obligations therein.

     The provisions of the Settlement Agreement further provide that (i) H2Era shall pay to Anuvu $200,000 within 120 days of the date of the Settlement Agreement, which payment shall be released provided that (a) Anuvu files patent applications for the Fuel Cell Technology, (b) escrow instructions are fully executed and deposited, and (c) the license agreement in fully executed and deposited; (ii) H2Era shall pay to Anuvu $200,000 thirty days from the release of the first payment, which second payment shall be released provided that (a) Anuvu has prepared and delivered a manual describing the Fuel Cell Technology and manufacturing processes to the level required to enable H2Era to use the Fuel Cell Technology, and (b) Anuvu has provided reasonable access for inspection of the Suzuki vehicle, which will be first converted by Anuvu to operate on batteries and subsequently converted to operate on a fuel cell; and
(iii) H2Era shall pay to Anuvu $200,000 equal monthly installments of $16,666.67 commencing thirty days from the release of the second payment provided that (a) the assembly of a fully functional 5 kilowatt fuel cell using the manual has been successfully completed (the "Fuel Cell"), and (b) Anuvu has successfully demonstrated that the Suzuki vehicle using the Fuel Cell can operate under its own power for a range of at least 125 miles on level ground without refueling.

     License Agreement. In accordance with the terms of the Settlement Agreement, Anuvu and H2Era, the Company's wholly-owned subsidiary, entered into a license agreement dated November 16, 2001 (the "License Agreement"), in which Anuvu granted to H2Era the worldwide right and license to manufacture, use, distribute and commercialize the Fuel Cell Technology. The License Agreement has a term equal to the life of the patents for the Fuel Cell Technology and provides that (i) Anuvu shall retain the rights to the Fuel Cell Technology for all uses; (ii) H2Era may make modifications, changes and enhancements to the Fuel Cell Technology for its own purposes ("New Works"), which shall be owned by H2Era; and (iii) Anuvu shall provide to H2Era up to 45 hours per month up to a total of 540 hours in twelve months in technical support regarding the Fuel Cell Technology.

     The License Agreement further provides that (i) H2Era shall pay to Anuvu a royalty equal to 2% of the good faith list price received from the sale of all Fuel Cell Products sold independently or as part of a system by h2Era to third parties for cash or other forms of consideration (the "Royalty Payments"); and
(ii) H2Era retains the right for a period of one year to acquire Anuvu's right and interest in the Royalty Payments by the payment of $5,000,000 to Anuvu.

     The license granted to H2Era under the License Agreement is subject to certain use restrictions, which are contained in an agreement between Anuvu and Southern States Power Company ("SSPC") dated September 25, 1998 (the SSPC Agreement"). Pursuant to the SSPC Agreement, Anuvu granted to SSPC the exclusive right to use the Fuel Cell Technology as a stationary back-up power supply. The SSPC Agreement has approximately two years remaining on its term, and the license granted to H2Era under the License Agreement is subject to the use restrictions contained in the SSPC Agreement. Anuvu and H2Era have agreed to work together in an effort to buy-out the remaining term of the SSPC Agreement, which costs and expenses of seeking and obtaining such a buy-out will be equally shared.

     Assignment Agreement. Anuvu and PPC had previously entered into a royalty agreement pursuant to which Anuvu agreed to pay to PPC certain royalties on all fuel cell revenue that Anuvu generates (the "Royalty Agreement"). On November 16, 2001, in accordance with the provisions of the Settlement Agreement, H2Era, Cell Power and PPC entered into an assignment of contracts and licenses dated November 16, 2001 (the "Assignment Agreement"). Pursuant to the terms of the Assignment Agreement, PPC assigned and transferred to H2Era all of PPC's right, title and interest in the Royalty Agreement in exchange for the assumption by H2Era of the obligations of PPC contained in the Royalty Agreement.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a) On November 16, 2001, in accordance with the terms and provisions of the Stock Purchase Agreement, the board of directors of the Company unanimously authorized and approved the issuance to Alvis of 450,000 shares of the Company's restricted common stock.

     (b) As a result, there was a change in control of the Company. The following table sets forth the names and addresses, as of the date of this Report, and the approximate number of shares of Common Stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the Company's Common Stock, and the names and shareholdings of each officer and director, and all officers and directors as a group.

Title of Class    Name and Address of       Amount and Nature       Percent of
                   Beneficial Owner             of Class               Class
--------------------------------------------------------------------------------
                                                        (1)
Common Stock      Norman F. Alvis, Sr.            450,000               7.5%
                  11006 Fourth Street
                  Top Floor
                  Sacramento, CA 95814
                                                        (1)
Common Stock      Charles Schembra                361,884               6.0%
                  10388 Rockingham Drive
                  Sacramento, CA 95827
                                                        (1)
Common Stock      Shirley Morgan                  361,884               6.0%
                  10388 Rockingham Drive
                  Sacramento, CA 95827
                                                        (1)
Common Stock      Joseph Nied                     325,695               5.4%
                  10388 Rockingham Drive
                  Sacramento, CA 95827

Common Stock      All officers and directors          -0-                 0%
                  as a group (2 persons)
--------------------------------------------------------------------------------

     (1)
          These are restricted shares of Common Stock.

     There are no arrangements or understandings among the persons referenced above or any of their respective associates concerning election of directors or any other matters which may require shareholder approval.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          To be filed in subsequent filing.

     (b)  Pro Forma Financial Information.

          To be filed in subsequent filing.

     (c)  Exhibits.

     (a) 10.6 Stock Exchange Agreement dated November 16, 2001 between Whistler, Inc. and Norman Alvis, Sr.

     (b) 10.7 Settlement Agreement and Mutual General Release dated November 16, 2001 among Anuvu Incorporated, Cell Power, Inc., Whistler, Inc., H2Era, Inc., Plugless Power Corp., Norman Alvis, Sr., Norman F.D. Alvis, Leslie Fritzsche, Kevan Garner and John K. Purdy.

     (c) 10.8 License Agreement dated November 16, 2001 between Anuvu Incorporated, H2Era, Inc.

     (d) 10.9 Royalty Agreement dated September 14, 2000 between Plugless Power Corp. and Anuvu Incorporated.

     (e) 10.10 Assignment of Contracts and Licenses dated November 16, 2001 among H2Era, Inc., Cell Power, Inc. and Plugless Power Corp.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: March 7, 2002                    Whistler, Inc.


                                       By  /s/ James Bunyan
                                       --------------------------------------
                                       James Bunyan, President & Director